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                                                          EXHIBIT 99


WENDY'S INCREASES SHARE REPURCHASE BY $250 MILLION

INITIAL $350 MILLION PROGRAM NEARLY COMPLETED

     DUBLIN, Ohio (September 20, 1999) -- Wendy's International, Inc. (NYSE:
WEN) today announced that its Board of Directors has approved a $250 million increase to the Company's share repurchase program. The board's authorization is for the repurchase of common stock over the next 18 to 24 months.
     The Company also announced today that it has nearly completed, ahead of schedule, the initial $350 million repurchase program announced in 1998.
     "We believe our stock represents an outstanding long-term investment opportunity," said Chairman, CEO and President Gordon F. Teter. "Our goal is to improve shareholder value and this incremental $250 million share repurchase authorization enables us to use our resources towards that goal."
     The Company believes it has ample financial capacity for the additional share repurchase while accommodating its growth initiatives and other strategic opportunities.
      "We have been disciplined in managing the overall business and our balance sheet," said Chief Financial Officer Frederick R. Reed. "Since we announced our Strategic Initiatives in early 1998, we have improved significantly the Company's return on invested capital and the additional share repurchase authorization enables us to continue our strategy of maximizing returns."
     The Company also announced today strong third quarter sales trends at Wendy's U.S. and Tim Hortons Canada. Through mid September, same-store sales at Wendy's U.S. company stores were up about 6.5% and same-store sales at Tim Hortons Canada were up about 12.0%. The third quarter ends October 3, 1999.
     "Our positive sales momentum from the first half of the year is continuing in the third quarter," said Teter. "The sales results are particularly encouraging considering the difficult comparisons versus a year ago. We are also encouraged with progress against our earnings objectives due to the sales momentum and productivity initiatives."
     The Company plans to issue third quarter results on November 4, 1999. Wendy's International, Inc. is one of the world's largest restaurant operating and franchising companies with $6.5 billion in systemwide sales during 1998 and two quality brands - Wendy's and Tim Hortons. Wendy's Old Fashioned Hamburgers was founded in 1969 by Dave Thomas and is the third-largest quick-service hamburger restaurant chain with more than 5,400 units in the United States, Canada and other international markets. Tim Hortons was founded in 1964 by Tim Horton and Ron Joyce and is the largest coffee and baked goods restaurant chain in Canada. There are more than 1,700 Tim Hortons restaurants in North America.






CONTACT: John D. Barker
         614-764-3044 or john_barker@wendys.com




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                          SAFE HARBOR UNDER THE PRIVATE
                    SECURITIES LITIGATION REFORM ACT OF 1995

         Certain information in this news release, particularly information regarding future economic performance and finances, and plans, expectations and objectives of management, is forward looking. The following factors, in addition to other possible factors not listed, could affect the Company's actual results and cause such results to differ materially from those expressed in forward-looking statements:

         Competition: The quick-service restaurant industry is intensely competitive with respect to price, service, location, personnel, and type and quality of food. The Company and its franchisees compete with international, regional, and local organizations primarily through the quality, variety, and value perception of food products offered. The number and location of units, quality and speed of service, attractiveness of facilities, effectiveness of advertising and marketing programs, and new product development by the Company and its competitors are also important factors. The Company anticipates that intense competition will continue to focus on pricing. Certain of the Company's competitors have substantially larger marketing budgets.
         Economic, Market and Other Conditions: The quick-service restaurant industry is affected by changes in national, regional, and local economic conditions, consumer preferences and spending patterns, demographic trends, consumer perceptions of food safety, weather, traffic patterns, and the type, number and location of competing restaurants. Factors such as inflation, food costs, labor and benefit costs, legal claims, and the availability of management and hourly employees also affect restaurant operations and administrative expenses. The ability of the Company and its franchisees to finance new restaurant development, improvements and additions to existing restaurants, and the acquisition of restaurants from, and sale of restaurants to franchisees is affected by economic conditions, including interest rates and other government policies impacting land and construction costs and the cost and availability of borrowed funds.
         Importance of Locations: The success of Company and franchised restaurants is dependent in substantial part on location. There can be no assurance that current locations will continue to be attractive, as demographic patterns change. It is possible the neighborhood or economic conditions where restaurants are located could decline in the future, thus resulting in potentially reduced sales in those locations.
         Government Regulation: The Company and its franchisees are subject to various federal, state, and local laws affecting their business. The development and operation of restaurants depend to a significant extent on the selection and acquisition of suitable sites, which are subject to zoning, land use, environmental, traffic, and other regulations. Restaurant operations are also subject to licensing and regulation by state and local departments relating to health, sanitation and safety standards, federal and state labor laws (including applicable minimum wage requirements, overtime, working and safety conditions, and citizenship requirements), federal and state laws which prohibit discrimination, and other laws regulating the design and operation of facilities, such as the Americans with Disabilities Act of 1990. Changes in these laws and regulations, particularly increases in applicable minimum wages, may adversely affect financial results. The operation of the Company's franchisee system is also subject to regulation enacted by a number of states and rules promulgated by the Federal Trade Commission. The Company cannot predict the effect on its operations, particularly on its relationship with franchisees, of the future enactment of additional legislation regulating the franchise relationship.
         Growth Plans: The Company plans to increase the number of systemwide Wendy's and Tim Hortons restaurants open or under construction. There can be no assurance that the Company or its franchisees will be able to achieve growth objectives or that new restaurants opened or acquired will be profitable.

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         The opening and success of restaurants depends on various factors, including the identification and availability of suitable and economically viable locations, sales levels at existing restaurants, the negotiation of acceptable lease or purchase terms for new locations, permitting and regulatory compliance, the ability to meet construction schedules, the financial and other development capabilities of franchisees, the ability of the Company to hire and train qualified management personnel, and general economic and business conditions.
         International Operations: The Company's business outside of the United States is subject to a number of additional factors, including international economic and political conditions, differing cultures and consumer preferences, currency regulations and fluctuations, diverse government regulations and tax systems, uncertain or differing interpretations of rights and obligations in connection with international franchise agreements and the collection of royalties from international franchisees, the availability and cost of land and construction costs, and the availability of experienced management, appropriate franchisees, and joint venture partners. Although the Company believes it has developed the support structure required for international growth, there is no assurance that such growth will occur or that international operations will be profitable.
         Disposition of Restaurants: The disposition of company-operated restaurants to new or existing franchisees is part of the Company's strategy to develop the overall health of the system by acquiring restaurants from, and disposing of restaurants to, franchisees where prudent. The expectation of gains from future dispositions of restaurants depends in part on the ability of the Company to complete disposition transactions on acceptable terms.
           Transactions to Improve Return on Investment: The sale of real estate previously leased to franchisees is generally part of the program to improve the Company's return on invested capital. There are various reasons why the program might be unsuccessful, including changes in economic, credit market, real estate market or other conditions, and the ability of the Company to complete sale transactions on acceptable terms and at or near the prices estimated as attainable by the Company.
           Year 2000: The Company anticipates timely completion of its program to address year 2000 issues. However, if the new information systems are not implemented on a timely basis, modifications to existing systems cannot be accomplished on a timely basis, information technology resources do not remain available, or other unanticipated events occur, there would be adverse financial and operational effects on the Company. The amount of these effects cannot be ascertained at this time.
           Although the Company has not been informed of material year 2000 issues by third parties with which it has a material relationship or franchisees, there is no assurance that these entities will be year 2000 compliant on a timely basis. Unanticipated failures or significant delays in furnishing products or services by third parties or general public infrastructure service providers, or the inability of franchisees to perform sales reporting and financial management functions or to make timely payments to the Company or suppliers, could have a material adverse effect on results of operations, financial condition and/or liquidity.
         Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to publicly release any revisions to the forward-looking statements contained in this release, or to update them to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of unanticipated events.

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